Exhibit 3.1
BYLAWS
OF
NORDSTROM, INC.
(Amended and Restated as of November 19, 2008)
ARTICLE I
Offices
     The principal office of the corporation in the state of Washington shall be located in the city of Seattle. The corporation may have such other offices, either within or without the state of Washington, as the Board of Directors may designate or as the business of the corporation may require from time to time.
     The registered office of the corporation required by the Washington Business Corporation Act to be maintained in the state of Washington may be, but need not be, identical with the principal office in the state of Washington and the address of the registered office may be changed from time to time by the Board of Directors or by officers designated by the Board of Directors.
ARTICLE II
Shareholders
     Section 1. Annual Meetings. The annual meeting of the shareholders shall be held on the third Tuesday in the month of May each year, at the hour of 11:00 a.m., unless the Board of Directors shall have designated a different hour and day in the month of May to hold said meeting. The meeting shall be for the purpose of electing directors and the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Washington and if the Board of Directors has not designated some other day in the month of May for such meeting, such meeting shall be held at the same hour and place on the next succeeding business day not a holiday. The failure to hold an annual meeting at the time stated in these Bylaws does not affect the validity of any corporate action. If the election of directors shall not be held on the day designated herein or by the Board of Directors for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.
     Section 2. Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes, unless otherwise prescribed by statute, at any time by the Non-Executive Chairman of the Board of Directors, by the President (or any Co-President) if there is not then a Non-Executive Chairman of the Board of Directors or by the Board of Directors and shall be called by the Non-Executive Chairman of the Board of Directors or the President (or any Co-President) at the request of holders of not less than 15% of all outstanding shares of the corporation entitled to vote on any issue proposed to be considered at the meeting.

Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholder’s meeting.
     Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the state of Washington, as the place of meeting for any annual meeting or for any special meeting of the corporation. If no such designation is made, the place of meeting shall be the principal offices of the corporation in the state of Washington.
     Section 4. Notice of Meetings. Written notice of annual or special meetings of shareholders stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Secretary, or persons authorized to call the meeting, to each shareholder of record entitled to vote at the meeting, not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, unless otherwise prescribed by statute.
     Section 5. Waiver of Notice. Notice of the time, place and purpose of any meeting may be waived in writing (either before or after such meeting) and will be waived by any shareholder by attendance of the shareholder in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Any shareholder waiving notice of a meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.
     Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, the determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date fixed for the original meeting.
     Section 7. Voting Lists. After fixing a record date for a shareholders’ meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders’ meeting. The list shall show the address of and number of shares held by each shareholder. A shareholder, shareholder’s agent, or a shareholder’s attorney may inspect the shareholder list, at the shareholder’s expense, beginning ten days prior to the shareholders’ meeting and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held during regular business hours. The shareholder list shall be kept open for inspection at the time and place of such meeting or any adjournment.
     Section 8. Quorum and Adjourned Meetings. Unless the Articles of Incorporation or applicable law provide otherwise, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for the remainder of the meeting and any adjournment thereof unless a new record date is set or is required to be set for the adjourned meeting. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At a reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. Business may continue to be conducted at a duly organized meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shares from either meeting to leave less than a quorum.
     Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
     Section 10. Voting of Shares. Every shareholder of record shall have the right at every shareholders’ meeting to one vote for every share standing in the shareholder’s name on the books of the corporation. If a quorum exists, action on a matter, other than election of directors, is approved by the shareholders if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or applicable law require a greater number of affirmative votes. Notwithstanding the foregoing, shares of the corporation may not be voted if they are owned, directly or indirectly, by another corporation and the corporation owns, directly or indirectly, a majority of shares of the other corporation entitled to vote for directors of the other corporation.
     Section 11. Acceptance of Votes. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder of the corporation, the corporation may accept the vote, consent, waiver or proxy appointment and give effect to it as the act of the shareholder if: (i) the shareholder is an entity and the name signed purports to be that of an officer, partner or agent of the entity; (ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder; (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder; (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder; or (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

     Section 12. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of shareholders entitled to vote at the annual meeting and (ii) who timely complies with the notice procedures and form of notice set forth in this Section 12. This Section 12 shall be the exclusive means for a shareholder to submit nominations of persons for election to the Board of Directors.
     To be timely, a shareholder’s notice must be given to the Secretary of this corporation in proper form and must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) days following the day on which the notice of the annual meeting date was mailed to shareholders.
     To be in the proper form, a shareholder’s notice must be in written form and must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the proposed nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative, swap or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of the proposed nominee or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the proposed nominee or any of its affiliates or associates with respect to shares of stock of the corporation, and a representation that the shareholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting of shareholders at which the shareholder intends to nominate the proposed nominee promptly following the later of the record date or the date notice of the record date is first publicly disclosed, and (v) any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Act”) and the rules and regulations promulgated thereunder and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder , (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or by record by the shareholder, (iii) a reasonably detailed description of all agreements, arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, (v) a description of any agreement, arrangement or understanding (including any derivative, swap or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any of the shareholder’s affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the or any of the shareholder’s affiliates or associates with respect to shares of stock of the corporation, and a representation that the shareholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting of shareholders at which the shareholder intends to nominate the proposed nominee promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a representation whether the shareholder intends to solicit proxies from shareholders in support of the nomination, (vii) any performance related fees (other than an asset based fee) that such shareholder is entitled to based on any increase or decrease in the price or value of shares of any class or series of this corporation, and (viii) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.
     Notwithstanding anything to the contrary in these Bylaws, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 12, whether such proposed nominee is to be included in the corporation’s proxy statement or presented to shareholders by means of an independently financed proxy solicitation. If the chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and the defective nomination shall be disregarded.
     Section 13. Business at Shareholder Meetings. At any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting of shareholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual or special meeting by any shareholder who is a shareholder of record on the date of the giving of the written notice required by this Section 13 and on the record date for determination of shareholders entitled to vote at the meeting.

This Section 13 shall be the exclusive means for a shareholder to submit business before a meeting of shareholders.
     Without qualification, for business to be properly brought before an annual or special meeting of shareholders by a shareholder (other than the nomination of a person for election as a director, which is governed by Section 12 of Article II of these Bylaws), the shareholder intending to propose the business must timely comply with the notice procedures and the form of notice set forth in this Section 13.
     For the written notice to be timely for purposes of an annual meeting, a shareholder’s notice must be given to the Secretary of the corporation in proper form and must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders. In no event shall any adjournment or postponement of an annual meeting or a public announcement thereof commence a new time period for the giving of a shareholder’s notice.
     For the written notice to be timely for purposes of a special meeting, a shareholder’s notice must be given to the Secretary of the corporation in proper form and must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date of such special meeting of shareholders; provided, however, that if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting.
     To be in proper form, a shareholder’s notice must be in written form and must set forth as to each matter the shareholder proposes to bring before the meeting and as to the shareholder (i) a brief description of the business desired to be brought before the meeting and the reasons for documenting the business at the meeting, (ii) the name and record address of the shareholder, (iii) the number of shares of capital stock of the corporation which are owned beneficially or of record by the shareholder, (iv) a reasonably detailed description of all agreements, arrangements or understandings between the shareholder and any other person or persons (including their names) in connection with the proposal of the business (v) a description of any agreement, arrangement or understanding (including any derivative, swap or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to shares of stock of the corporation, and a representation that the shareholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) any performance related fees (other than an asset based fee) that such shareholder is entitled to based on any increase or decrease in the price or value of shares of any class or series of the corporation, (vii) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting, and (ix) a representation whether the shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding shares required to approve the proposal and/or otherwise solicit proxies from shareholders in support of the proposal.
     Notwithstanding anything to the contrary in these Bylaws: (a) no business shall be conducted at any annual or special meeting of shareholders except in accordance with the procedures set forth in this Section 13 of this Article II, and (b) unless otherwise required by law, if a shareholder intending to propose business at an annual or special meeting of shareholders does not comply with the procedures set forth in this Section 13, such business shall not be transacted. If the chairman of the meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and the business shall not be transacted.
     The requirements of this Section 13 shall apply to any business to be brought before a meeting by a shareholder (other than the nomination of a person for election as a director, which is governed by Section 12 of Article II of these Bylaws) whether such business is to be included in this corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or presented to shareholders by means of an independently financed proxy solicitation. The requirements of this Section 13 are intended to provide this corporation with notice of a shareholder’s intention to bring business before an annual or special meeting of shareholders and shall in no event be construed as imposing upon any shareholder the requirement to seek approval from the corporation as a condition precedent to bringing any such business before an annual or special meeting of shareholders.
ARTICLE III
Board of Directors
     Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors, except as may be otherwise provided in these Bylaws, the Amended and Restated Articles of Incorporation or the Washington Business Corporation Act. The Board of Directors may, in its discretion, appoint a Non-Executive Chairman of the Board of Directors; and, if a Non-Executive Chairman has been appointed, the Non-Executive Chairman shall, when present, preside at all meetings of the Board of Directors and shall have such other powers as the Board of Directors may prescribe.

     Section 2. Election. In any election of directors which is not a contested election (hereinafter an “uncontested election”), each vote entitled to be cast may be voted for, voted against or, to the extent afforded as a specific voting choice, withheld for, one or more nominees for director up to that number of nominees that is equal to the number of directors to be elected but without cumulating the votes, or a shareholder may indicate an abstention for one or more nominees for director. Votes cast for, against and/or withheld as to a nominee for director shall be deemed to be votes cast in an uncontested election. A nominee for director in an uncontested election shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the other votes cast in connection with such nominee’s election at a meeting at which a quorum is present.
     In any election which is a contested election, the nominees receiving a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present will be elected. A “contested election” means an election of directors of the corporation in which the number of nominees for any election of directors nominated by (i) the Board of Directors, or (ii) any shareholder pursuant to Article II, Section 12 of these Bylaws, or (iii) a combination of nominees by the Board of Directors and any shareholder pursuant to Article II, Section 12 of these Bylaws, exceed the number of directors to be elected.
     Shares otherwise present at a meeting but for which there is an abstention or as to which no authority or direction to vote in the election is given or specified, are not deemed to be votes cast in the election.
     The foregoing provisions on election of directors do not apply to vacancies and newly created directorships filled by a vote of the Board of Directors under Article III, Section 9 of these Bylaws.
     Section 3. Number, Tenure and Qualifications. The Board of Directors shall consist of not less than nine (9) nor more than twelve (12) directors, with the specific number to be determined from time to time by resolution of the Board of Directors. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Each director shall hold office until the next annual meeting of shareholders and until his successors shall have been elected and qualified. Notwithstanding the foregoing, a nominee for director in an uncontested election who does not receive the requisite votes for election, but who was a director at the time of the election, shall continue to serve as a director for a term that shall terminate on the date that is the earlier of: (i) ninety (90) days from the date on which the voting results of the election are determined, or (ii) the date on which an individual is selected by the Board of Directors to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the Board of Directors. Directors need not be residents of the state of Washington or shareholders of the corporation.
     Section 4. Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after and at the same place as, the annual meeting of shareholders. Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by the Non-Executive Chairman of the Board of Directors, the President (or any Co-President) or the Board of Directors. No other notice of regular meeting of the Board of Directors shall be necessary.
     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Non-Executive Chairman of the Board of Directors, the President (or any Co-President) or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of Washington, as the place for holding any special meeting of the Board of Directors called by them.
     Section 6. Notice. Notice of any special meeting shall be given at least two days previously thereto by either oral or written notice. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     Section 7. Quorum. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
     Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     Section 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A vacancy on the Board of Directors created by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of the office continuing only until the next election of directors by the shareholders.
     Section 10. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and at each meeting of a committee of the Board of Directors and may be paid a stated salary as director, a fixed sum for attendance at each such meeting, or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
     Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
     Section 12. Committees. The Board of Directors, by resolution adopted by the greater of a majority of the Board of Directors then in office and the number of directors required to take action in accordance these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board of Directors, the Articles of Incorporation, these Bylaws and applicable law. Each committee must have two or more members, who shall serve at the pleasure of the Board of Directors.
          Section 12.1. Authority of Committees. Except for the executive committee which, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolutions appointing the executive committee, each committee shall have and may exercise all of the authority of the Board of Directors to the extent provided in the resolution of the Board of Directors creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors, (2) approve or propose to shareholders sections or proposal required by the Washington Business Corporation Act to be approved by shareholders, (3) fill vacancies on the Board or any committee thereof, (4) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (5) adopt, amend or repeal Bylaws, (6) approve a plan of merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale or contact for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.
          Section 12.2. Removal. The Board of Directors may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of the directors then in office and the number of directors required to take action in accordance with these Bylaws.
          Section 12.3. Minutes of Meetings. All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

ARTICLE IV
Special Measures Applying to Both
Shareholder and Director Meetings
Section 1. Actions Without Meeting.
(a) Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the laws under which the corporation is formed, to be voted upon or approved at a duly called meeting of the directors or committee of directors may be accomplished without a meeting if one or more unanimous consents of the directors setting forth the actions so taken, shall be signed, either before or after the action taken, by all the directors or committee members as the case may be. The consents shall be set forth either (i) in an executed written record or (ii) if the Board of Directors has designated an address, location, or system to which the consents may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record. Action taken by unanimous consent of the directors or a committee of the Board of Directors is effective when the last director or committee member signs the consent, unless the consent specifies a later effective date.
(b) Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the laws under which the corporation is formed, to be voted upon or approved at a duly called meeting of the shareholders may be accomplished without a meeting if one or more unanimous written consents of the shareholders, setting forth the actions so taken, shall be signed, either before or after the action taken, by all the shareholders, as the case may be. Action taken by unanimous written consent of the shareholders is effective when all consents are in possession of the corporation, unless the consent specifies a later effective date.
     Section 2. Meetings by Conference Telephone. Members of the Board of Directors, members of a committee of directors, or shareholders may participate in their respective meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; participation in a meeting by such means shall constitute presence in person at such meeting.
     Section 3. Written or Oral Notice. Oral notice may be communicated in person, or by telephone, wire or wireless equipment, which does not transmit a facsimile of the notice. Oral notice is effective when communicated. Written notice may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. Written notice to a shareholder is effective when mailed, if mailed with first class postage prepaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders. In all other instances, written notice is effective on the earliest of the following: (a) when dispatched to the person’s address, telephone number, or other number appearing on the records of the corporation by telegraph, teletype or facsimile equipment; (b) when received;

(c) five days after deposit in the United States mail, as evidenced by the postmark, if mailed with first class postage, prepaid and correctly addressed; or (d) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. In addition, notice may be given in any manner not inconsistent with the foregoing provisions and applicable law.
ARTICLE V
Officers
     Section 1. Number. The offices and officers of the corporation shall be as designated from time to time by the Board of Directors. Such offices may include a President or two or more Co-Presidents, one or more Vice Presidents, a Secretary and a Treasurer. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same persons.
     Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until a successor shall have been duly elected and qualified, or until the officer’s death or resignation, or the officer has been removed in the manner hereinafter provided.
     Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
     Section 5. President. The President or Co-Presidents, shall have general supervision and control over the business and affairs of the corporation subject to the authority of the Non-Executive Chairman of the Board of Directors and the Board of Directors. The President or a Co-President may sign any and all documents, mortgages, bonds, contracts, leases, or other instruments in the ordinary course of business with or without the signature of a second corporate officer, may sign certificates for shares of the corporation with the Secretary or Assistant Secretary of the corporation and may sign any documents which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties, authority and responsibilities as may be prescribed by the Board of Directors from time to time.
     Section 6. The Vice President. In the absence of the President and all Co-Presidents, or in the event of their death, inability or refusal to act, the Executive Vice President, if one is designated and otherwise the Vice Presidents in the order designated at the time of their election or in the absence of any designation, then in the order of their election, shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to the Vice President by the President or any Co-President, or by the Board of Directors.
     Section 7. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents and the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; (e) sign with the President or a Co-President, or with a Vice President, certificates for shares of the corporation, or contracts, deeds or mortgages the issuance or execution of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation subject to the authority delegated to a transfer agent or registrar if appointed; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or any Co-President, or by the Board of Directors.
     Section 8. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VII of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or any Co-President, or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.
     Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Co-President, or with a Vice President, certificates for shares of the corporation or contracts, deeds or mortgages, the issuance or execution of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or any Co-President, or by the Board of Directors.
ARTICLE VI
Contracts, Loans, Checks and Deposits
     Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.
     Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.
     Section 3. Checks. Drafts. etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors.
     Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE VII
Certificates for Shares and Their Transfer
     Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors; provided that any shares of the corporation may be uncertificated shares, whether upon original issuance, re-issuance or subsequent transfer. Notwithstanding the foregoing, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares. Shares represented by certificates shall be signed by the President (or any Co-President) or a Vice President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or one of its employees. If any officer who signed a certificate, either manually or in facsimile, no longer holds such office when the certificate is issued, the certificate is nevertheless valid. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate, or, upon request, evidence of the equivalent uncertificated shares, shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe. Upon receipt of proper transfer instructions from the holder of uncertificated shares, the corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder’s request, certificated shares, to the person entitled thereto, and record the transaction upon its books. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares shall be identical.
     Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with its transfer agent, if any, and on surrender for cancellation of the certificate for such shares or upon proper instructions from the holder of uncertificated shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
ARTICLE VIII
Fiscal Year
     The fiscal year of the corporation shall begin in January or February and end in January or February each year, based upon the 4-5-4 calendar as defined by the National Retail Federation (“NRF”).
ARTICLE IX
Dividends
     The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.
ARTICLE X
Corporate Seal
     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, “Corporate Seal.”
ARTICLE XI
Indemnification of Directors, Officers and Others

     Section 1. Right to Indemnification. Each person (including a person’s personal representative) who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or by or in the right of the corporation, or otherwise (hereinafter a “proceeding”) by reason of the fact that he or she (or a person of whom he or she is a personal representative) is or was a director or officer of the corporation or an officer of a division of the corporation, or, while serving as a director or officer of the corporation or an officer of a division of the corporation, is or was acting at the request of the corporation as a director, officer, partner, trustee, employee, agent or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, partner, trustee, employee, agent or in any other relationship or capacity whatsoever, shall be indemnified and held harmless by the corporation against all expenses, liabilities and losses (including but not limited to attorneys’ fees, judgments, claims, fines, ERISA and other excise and other taxes and penalties and other adverse effects and amounts paid in settlement), reasonably incurred or suffered by the indemnitee; provided, however, that except as provided in Section 2 of this Article with respect to suits relating to rights to indemnification, the corporation shall indemnify any indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.
No indemnification shall be provided to any indemnitee for acts or omissions of such person finally adjudged to be intentional misconduct or a knowing violation of law, or from or on account of conduct of an indemnitee finally adjudged to be in violation of RCW 23B.08.310, or from or on account of any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property, or services to which the person was not legally entitled. Notwithstanding the foregoing, if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this Section shall be as set forth in such amended statutory provision.
The right to indemnification granted in this Article is a contract right and includes the right to payment by, and the right to receive reimbursement from, the corporation of all expenses as they are incurred in connection with any proceeding in advance of its final disposition (hereinafter an “advance of expenses”); provided, however, that an advance of expenses received by an indemnitee in his or her capacity as a director or officer of the corporation, as an officer of a division of the corporation, or, acting at the request of the corporation, as director or officer of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever (and not in any other capacity in which service was or is rendered by such indemnitee unless such service was authorized by the Board of Directors) shall be made only upon (i) receipt by the corporation of a written undertaking (hereinafter an “undertaking”) by or on behalf of such indemnitee, to repay advances of expenses if and to the extent it shall ultimately be determined by order of a court having jurisdiction (which determination shall become final upon expiration of all rights to appeal), hereinafter a “final adjudication”, that the indemnitee is not entitled to be indemnified for such expenses under this Article, (ii) receipt by the corporation of written affirmation by the indemnitee of his or her good faith belief that he or she has met the standard of conduct applicable (if any) under the Washington Business Corporation Act necessary for indemnification by the corporation under this Article, and (iii) a determination of the Board of Directors, in its good faith belief, that the indemnitee has met the standard of conduct applicable (if any) under the Washington Business Corporation Act necessary for indemnification by the corporation under this Article.
     Section 2. Right of Indemnitee to Bring Suit. If any claim for indemnification under Section 1 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advance of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in any suit in which the corporation seeks to recover an advance of expenses, the corporation shall also pay to the indemnitee all the indemnitee’s expenses in connection with such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon the corporation’s receipt of indemnitee’s written claim (and in any suits relating to rights to indemnification where the required undertaking and affirmation have been received by the corporation) and thereafter the corporation shall have the burden of proof to overcome that presumption. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or shareholders) to have made a determination prior to other commencement of such suit that the indemnitee is entitled to indemnification, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or shareholders) that the indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the indemnitee is not so entitled. It shall be a defense to a claim for an amount of indemnification under this Article (other than a claim for advances of expenses prior to final disposition of a proceeding where the required undertaking and affirmation have been received by the corporation) that the claimant has not met the standards of conduct applicable (if any) under the Washington Business Corporation Act to entitle the claimant to the amount claimed, but the corporation shall have the burden of proving such defense. If requested by the indemnitee, determination of the right to indemnity and amount of indemnity shall be made by final adjudication (as defined above) and such final adjudication shall supersede any determination made in accordance with RCW 23B.08.550.
     Section 3. Non-Exclusivity of Rights. The rights to indemnification (including, but not limited to, payment, reimbursement and advances of expenses) granted in this Article shall not be exclusive of any other powers or obligations of the corporation or of any other rights which any person may have or hereafter acquire under any statute, the common law, the corporation’s Articles of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this

Article XI, the rights to indemnification for an indemnitee under this Article XI shall vest at the time the indemnitee first becomes a director, officer, partner, trustee, employee, agent or in any other relationship or capacity whatsoever and no repeal or amendment of, or adoption of any provision inconsistent with this Article XI shall adversely affect any rights to indemnification granted to an indemnitee pursuant hereto existing at, arising out of, or related to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.
     Section 4. Insurance, Contracts and Funding. The corporation may purchase and maintain insurance, at its expense, to protect itself and any person (including a person’s personal representative) who is or was a director, officer, employee or agent of the corporation or who is or was a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever, against any expense, liability or loss, whether or not the power to indemnify such person against such expense, liability or loss is now or hereafter granted to the corporation under the Washington Business Corporation Act. The corporation may enter into contracts granting indemnity, to any such person whether or not in furtherance of the provisions of this Article and may create trust funds, grant security interests and use other means (including, without limitation, letters of credit) to secure and ensure the payment of indemnification amounts.
     Section 5. Indemnification of Employees and Agents. The corporation may, by action of the Board of Directors, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agent of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted under, or provided by, the Washington Business Corporation Act or otherwise.
     Section 6. Separability of Provisions. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, all portions of any sections of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     Section 7. Partial Indemnification. If an indemnitee is entitled to indemnification by the corporation for some or a portion of expenses, liabilities or losses, but not for the total amount thereof, the corporation shall nevertheless indemnify the indemnitee for the portion of such expenses, liabilities and losses to which the indemnitee is entitled.

     Section 8. Successors and Assigns. All obligations of the corporation to indemnify (including, but not limited to, payment, reimbursement and advances of expenses) any indemnitee: (i) shall be binding upon all successors and assigns of the corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), (ii) shall be binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the indemnitee, and (iii) shall continue as to any indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent (or other relationship or capacity).
ARTICLE XII
Books and Records
     Section 1. Books of Accounts, Minutes and Share Register. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order showing the number and class of shares held by each. The corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments currently in effect; the Bylaws or Restated Bylaws and all amendments currently in effect; the minutes of all shareholders’ meetings and records of all actions taken by shareholders without a meeting, for the past three years; its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein; all written communications to shareholders generally within the past three years; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered to the Secretary of State of the State of Washington.
     Section 2. Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the President (or any Co-President) or Secretary.
ARTICLE XIII
Amendment of Bylaws
     These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the full Board of Directors at any regular or special meeting of the Board of Directors.

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